Exhibit (a)(5)(B)

The following excerpts are from the transcript of The Home Depot, Inc.’s Second Quarter 2025 Earnings Call that occurred on August 19, 2025 at 9:00 a.m., Eastern time. The following does not purport to be a complete or error-free statement or summary of the conference call.

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Ted Decker
The Home Depot, Inc. - President & CEO

[…]

As we announced in June, we are excited about the pending acquisition of GMS — a leading distributor of specialty building products, including drywall, ceilings, and steel framing related to remodeling and construction projects. This acquisition will add a highly complementary, adjacent vertical to SRS’s business with differentiated capabilities, product categories, and customer relationships. It will also broaden SRS’s distribution footprint across the U.S. and Canada.

In fact, SRS will now have a network of more than 1,200 locations, a sales operation of over 3,500 associates, and a fleet of nearly 8,000 trucks capable of making tens of thousands of job site deliveries per day.

Additionally, GMS will be additive to our organic efforts to better serve Pros working on complex projects, enabling us to offer a deeper and broader assortment of interior building products and services, as well as additional fulfillment options.

[…]

Chris Horvers
JP Morgan, Analyst

Got it. And then bigger picture on GMS. Could you compare and contrast the business relative to the roofing business, which is SRS's largest vertical. From the outside, it seems to some that GMS is maybe more commodity-oriented and something that perhaps you could have achieved through the expanded fulfillment offering that you have in about 20 markets in the large pro side. Is there something particularly in the assets that you want to acquire that was easier to buy than build? Is it sort of drywall so foundational, and so thus it's a big part of the market? Is it the sales force, and so forth? Thanks very much.

Ted Decker
The Home Depot, Inc. - President & CEO

[…]

But then we've also said, well, there are these verticals of specialty that are very attractive, SRS being incredibly attractive in roofing, pool and landscape. And drywall and ceiling are very much adjacent complementary verticals to that SRS business model. So small branches, truckload delivery, high inventory turn, effective sales engagement, asset-light similar margins going into, again, largely residential remodel and construction. We believe GMS is the best property, the best asset in that space. And we've been talking to them for some time.

Dan Tinker in the SRS team had been in contact with John Turner and the leadership of GMS for some time. This was not something that happened overnight. This is something we've been engaging with them and thinking about how these two businesses could add value working together. And the management teams, the cultures, the approach to single ERP systems, go-to-market strategies at the branch level are very, very similar to SRS. We think this will be a seamless integration under that SRS platform, and they'll attack their markets the way they always have growing specialty trade business.

And then Ann and Mike and our teams as we build out our pro ecosystem, we have a great new list of larger customers. We have an additional 400 nodes of distribution to add to the 800 that SRS already have. As I said, in my remarks, 1,200 additional distribution branches in total that when Ann mentioned ship from best location, we'll be leveraging those branches as well, combined with the 2,000 stores. You can start to see this ecosystem that we're putting together with customers, with sales force, with distribution nodes, and with delivery assets.

[…]

Scot Ciccarelli
Truist, Analyst

Good morning, guys. I guess this is a bit of a follow-up to Simeon's question. You have previously given us some figures on the incremental sales you've been able to generate from your complex pro efforts. Can you update us on that most recent performance? And where you have rolled it out? Obviously, you just talked about kind of the what's there happening. But how should we be thinking about the growth curve in those markets? Thanks.

Ted Decker
The Home Depot, Inc. - President & CEO

[…]

And the great thing about having someone like SRS and then doing all the diligence in the work with GMS, we actually understand that part of the business is behaving like a distributor, and we are satisfying these larger pros in their complex purchase occasions as we need to as a true professional wholesale deliverer. So, super excited and the momentum is building.

[…]

Additional Information and Where to Find It

This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of GMS Inc. (“GMS”). The Home Depot, Inc. (“The Home Depot”) and its indirect, wholly owned subsidiary, Gold Acquisition Sub, Inc., have filed a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”), containing an Offer to Purchase all of the outstanding shares of common stock of GMS, related Letter of Transmittal and other related documents, and GMS has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. HOLDERS OF SHARES OF GMS ARE URGED TO CAREFULLY READ THE RELEVANT TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF GMS SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and other tender offer documents, as well as the Solicitation/Recommendation Statement, are available to all holders of GMS stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement are available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting The Home Depot or GMS. Copies of the documents filed with the SEC by GMS are available free of charge on GMS’s internet website at https://investor.gms.com. Copies of the documents filed with the SEC by The Home Depot are available free of charge on The Home Depot’s internet website at https://ir.homedepot.com/ or by contacting The Home Depot’s Investor Relations Department at (770) 384-2871.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, The Home Depot and GMS each file annual, quarterly and current reports and other information with the SEC. The Home Depot and GMS’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" as defined in the federal securities laws. Forward-looking statements are based on currently available information and current assumptions, expectations and projections of The Home Depot (collectively with its subsidiaries unless the context otherwise indicates, the “Company”) about future events, and may use words such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “believe,” “expect,” “target,” "prospects,” “potential,” "commit,” and "forecast” or words of similar import or meaning or refer to future time periods. Forward-looking statements may relate to, among other things, the proposed acquisition of GMS (the “potential acquisition”); the potential benefits of the potential acquisition, including with respect to future financial performance; the anticipated timing of closing of the potential acquisition (including to obtain necessary regulatory approvals); and the anticipated funding for the potential acquisition. Forward-looking statements are subject to substantial risks and uncertainties, including, but not limited to, the following: the possibility that the potential acquisition does not close on the anticipated timeframe or at all (including failure to obtain necessary regulatory approvals and uncertainties as to how many of GMS’s stockholders will tender their shares in the tender offer); risks related to the ability to realize the anticipated benefits of the potential acquisition, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the potential acquisition making it more difficult to maintain business and operational relationships; negative effects of announcing the potential acquisition or the consummation of the potential acquisition on the market price of the Company’s or GMS’s common stock, credit ratings or operating results or on relationships with customers, suppliers and other counterparties; significant costs associated with the potential acquisition; unknown liabilities; the risk of litigation and/or regulatory actions related to the potential acquisition; the demand for the Company’s or GMS’s products and services, including as a result of macroeconomic conditions and changing customer preferences and expectations; the effects of competition; the Company’s brand and reputation; implementation of interconnected retail, store, supply chain, technology innovation and other strategic initiatives, including with respect to real estate; inventory and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans, and consumer and trade credit; the impact of tariffs, trade policy changes or restrictions, or international trade disputes and efforts and ability to continue to diversify the Company’s supply chain; issues related to the payment methods the Company accepts; demand for credit offerings including trade credit; management of relationships with the Company’s associates, jobseekers, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; events that could disrupt the Company’s business, supply chain, technology infrastructure, or demand for the Company’s products and services, such as tariffs, trade policy changes or restrictions or international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, labor disputes, geopolitical conflicts, military conflicts, or acts of war; the Company’s ability to maintain a safe and secure store environment; the Company’s ability to address expectations regarding sustainability and human capital management matters and meet related goals; continuation or suspension of share repurchases; future dividends; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; the Company’s ability to issue debt on terms and at rates acceptable to the Company; the impact and expected outcome of investigations, inquiries, claims, and litigation, including compliance with related settlements; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including executive orders and other administrative or legislative actions, such as changes to tax laws and regulations; store openings and closures; and the impact of other acquired companies on the Company’s organization and the ability to recognize the anticipated benefits of any other acquisitions.

These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond the Company’s control, dependent on the actions of third parties, or currently unknown to the Company – as well as potentially inaccurate assumptions that could cause actual results to differ materially from the Company’s historical experience and its expectations and projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. "Risk Factors," and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2025 and also as described from time to time in reports subsequently filed by the Company with the SEC. There also may be other factors that the Company cannot anticipate or that are not described herein, generally because the Company does not currently perceive them to be material. Such factors could cause results to differ materially from the Company’s expectations. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission and in its other public statements.